SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2015

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 N California Blvd.8th Floor Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

(925) 287-6432
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2015, David Phipps, the Chairman and Chief Executive Officer of Orbital Tracking Corp. (the “Company”), was appointed Chief Financial Officer.  Mr. Phipps, 49, has served as Chairman of the Board of Directors of the Company since February 24, 2015 and as Chief Executive Officer since February 25, 2015.  He  has served as the Managing Director of Global Telesat Communications Limited,  a Private Limited Company formed under the laws of England and Wales and  a subsidiary of the Company, since 2008 and as the President of Global Telesat Corporation, a Virginia corporation and a competitor of the Company, from 2003 through 2014.

Also on May 19, 2015, David Rector resigned from all of his positions with the Company, including Chief Financial Officer and Director.  Mr. Rector’s resignation was not a result of any disagreements with the Company with respect to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbital Tracking Corp.

Dated: May 20, 2015	By:	/s/ David Phipps
Name: David Phipps
Title: Chief Executive Officer and Chief Financial Officer